Exhibit 32.2

CERTIFICATION

In connection with the Quarterly Report of Lakeside Holding Limited (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the Securities and Exchange Commission on the date here of (the “Report”), I, Long (Leo) Yi, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Dated: May 15, 2025

By:	/s/ Long (Leo) Yi
Long (Leo) Yi Chief Financial Officer